Exhibit 3.1

AMERICAN BATTERY METALS CORPORATION

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C PREFERRED STOCK

(Pursuant to Section 78.1955 of the Nevada Revised Statutes)

1. Designation

The number of authorized shares of Preferred Stock is 25,000,000. From that amount, 1,000,000 shares, $.001 par value per share, are hereby designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) with such rights, preferences, privileges, and restrictions as set forth in this Certificate. For purposes of this designation, the stated value of the Series C Preferred Stock is $10.00 per share (the “Stated Value”).

2. Voting Rights

The holders of Series C Preferred Stock (“Holders”) shall not have voting rights.

3. Rank

The Series C Preferred Stock shall rank senior to the common stock of the Company (the “Common Stock” or “Common Shares”) and to all other Preferred Stock of the Company except Series A and Series B.

4. Dividends

Holders shall be entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in Common Shares of the Company. If paid in Common Shares, the Company shall pay to the Holders the number of Common Shares equal to the dividend amount divided by the Stated Value and then multiplied by eighty (80). The dividends of this Section shall be paid in preference to the holders of any other class of Preferred Stock junior to it in rank and to the holders of the Common Stock. Such dividends shall be available to the holders of record on the record date as fixed by the Board of Directors of the Company.

5. Conversion Rights

a.Voluntary Conversion. Each Holder shall have the right, at such Holder’s option, to convert, subject to the terms and provisions of this Section 5, any or all of such Holder’s shares of Series C Preferred Stock into eighty (80) shares of Common Stock (the “Conversion Shares”). To exercise such right, a Holder must deliver to the Company at its principal offices during usual business hours of the Company: (i) a written notice that such Holder elects to convert the number of shares of the Series C Preferred Stock specified in such notice (The “Conversion Notice,” a form of which is attached as Exhibit A), and (ii) the certificate(s) evidencing the shares of Series C Preferred Stock to be converted, properly endorsed or assigned for transfer. The Company shall promptly issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The conversion shall be deemed to occur at the close of business on the day the notice of conversion and certificate(s) are received by the Company. If Holder converts less than entire amount of Series C shares owned evidenced by such certificate submitted, the Company shall promptly issue and deliver to such Holder a new certificate representing the remaining Series C shares owned by Holder.

b.Mandatory Conversion. The Company may at any time, require the Holders, to convert some or all of their Series C Preferred Shares into Common Stock of the Company (“Mandatory Conversion”), provided that the last sales price of the Common Stock reported has been at least $0.25 per share on each of the twenty (20) trading days ending on the third business day prior to the date on which notice of the mandatory conversion (the “Mandatory Conversion Notice”) is given and provided that there is an effective registration statement covering the shares of Common Stock issuable upon conversion of the Series C shares or, if not, there is an exemption from registration under Rule 144 promulgated under the Securities Act of 1933 (without taking into consideration whether Holder would be limited based on beneficial ownership limitations). Mandatory Conversion shall be effective upon delivery the Mandatory Conversion Notice together with the appropriate amount of Conversion Shares to the Holders. Upon delivery of the Conversion Shares under such Mandatory Conversion, the converted Series C Preferred Shares that are the subject of such conversion shall be automatically cancelled on the Company’s books without the need for the Holder to surrender such share certificates.

c.Termination of Rights. On the date of any conversion, all rights of any Holder with respect to the shares of the Series C Preferred Stock so converted, including the rights, if any, to receive distributions of the Company’s assets (including, but not limited to, the Liquidation Preference) or notices from the Company, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series C Preferred Stock have been converted and cash in lieu of any fractional share as provided in this Section 5.

d.Limitations on Conversion. Notwithstanding the provisions hereof, in no event shall the Holder under subsection 5.a above be entitled to convert any Series C Preferred Stock in excess of that number of shares upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D thereunder, except as otherwise provided in clause (1) of such proviso. To the extent that the limitation contained in this paragraph 5.d. applies, the determination of whether shares of Series C Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series C Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of shares of Series C Preferred Stock for conversion shall be deemed to be such Holder’s determination of whether such shares of Series C Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series C Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. The provisions of this Section 5.d. may be waived by a Holder of Series C Preferred Stock as to itself (and solely as to itself) upon not less than 61 days prior notice to the Company.

e.Subdivisions and Combinations of Common Stock. If the Company shall at any time or from time to time after the filing date of this Designation effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series C Preferred Stock, or combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series C Preferred Stock, the conversion ratio shall be proportionately adjusted. Any adjustment under this Section 5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

f.Reservation of Common Stock. The Company shall reserve out of the authorized but unissued shares of its Common Stock, sufficient shares of its Common Stock to provide for the conversion of shares of Series C Preferred Stock, from time to time as such shares of Series C Preferred Stock are presented for conversion. The Company shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series C Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

g.No Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series C Preferred Stock. If more than one share of the Series C Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the conversion of all of such shares of the Series C Preferred Stock. If the conversion of any share or shares of the Series C Preferred Stock results in a fraction, the share amount will be rounded up the next whole Common Stock share.

h.Adjustments for Merger, Sale, Lease or Conveyance. In the event of any consolidation with or merger of the Company with or into another entity, or in case of any sale, lease or conveyance to another person or entity of the assets of the Company as an entirety or substantially as an entirety, the Series C Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series C Preferred Stock as the case may be, would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock.

6. Liquidation Rights

In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its shareholders an amount equal to the Liquidation Preference (as defined below) for each outstanding share of the Series C Preferred Stock held by such Holder to the date fixed for distribution, in preference to the holders of any preferred stock junior in rank and in preference to holders of the Common Stock. In the event the funds or assets legally available for distribution to the Holders are insufficient to pay in full the Liquidation Preference as described above, then all funds or assets available for distribution to the holders of capital stock shall be paid to the Holders pro rata based on the full Liquidation Preference to which they are entitled. After payment has been made to the Holders of the full Liquidation Preference to which such Holders shall be entitled, the remaining net assets of the Company available for distribution, if any, shall be distributed pro rata among the holders of any series of stock of the Company junior in rank. For purposes of this Section 6 “Liquidation Preference” shall mean the Stated Value of the Series C Preferred Shares.

7. Miscellaneous

a.Transferability. The Series C Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

b.Lost Certificates. If any Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall, subject to the Bylaws of the Company, upon the request and at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and indemnity, if requested, satisfactory to the Company. The Company shall not be required to issue any physical certificates representing shares of the Series C Preferred Stock on or after any conversion date with respect to such shares of the Series C Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, upon delivery of the evidence and indemnity described above, the Company will deliver the shares of Common Stock.

c.Notice. Any notice required by the provisions hereof to be given to the holders of shares of Series C Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company. With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any redemption, conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

d.Stock Splits. Any of the dollar amounts and share numbers set forth herein shall be subject to adjustment, as appropriate, whenever there shall occur a stock split, stock dividend, combination, reclassification or other similar event involving shares of the Series C Preferred Stock or the Common Stock underlying the Series C Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution duly adopted by the Board of Directors. Upon any such equitable adjustment, the Company shall promptly deliver to each Holder a notice describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference following such adjustment.

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EXHIBIT A

SERIES C PREFERRED STOCK

NOTICE OF CONVERSION

To be executed by the Registered Holder

in order to convert Shares of the Series C Convertible Preferred Stock

The Undersigned hereby irrevocably elects to convert _______ shares of Series C Preferred Stock (the "Conversion"), represented by Stock Certificate No(s)____________________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of American Battery metals Corporation, a Nevada corporation (the "Company") according to the conditions of the Certificate Of Designation Of Preferences, Rights and Limitations of Series C Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the Undersigned, the Undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof is attached to this Notice).

In the event of partial exercise, the Company will reissue a new stock certificate for the number of shares of Series C Preferred Stock registered in the name of the Undersigned which shall not have been converted.

The Undersigned acknowledges and agrees that all offers and sales by the Undersigned of the securities issuable to the Undersigned upon conversion of the Series C Preferred Stock have been or will be made only pursuant to an effective registration of the underlying Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

The Undersigned hereby requests that the Company issue and deliver to the Undersigned physical certificates representing such shares of Common Stock issuable upon the conversion pursuant to this Notice of Conversion.

Date of Notice of Conversion:

Signature:
Name:
Address: